Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11465 and 333-97261 of Steinway Musical Instruments, Inc. on Form S-8 of our report dated February 21, 2003, appearing in this Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 14, 2003